Exhibit 99.1

ServiceNow Prices $500 Million of 0% Convertible Senior Notes Due 2018

SANTA CLARA, Calif.--(BUSINESS WIRE)--November 6, 2013--ServiceNow (NYSE: NOW), the enterprise IT cloud company, today announced that it has priced $500 million aggregate principal amount of 0% Convertible Senior Notes due 2018 (the “notes”). The notes will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. ServiceNow also granted the initial purchasers of the notes an option to purchase up to an additional $75 million aggregate principal amount of notes, solely to cover over-allotments. The sale is expected to close on November 13, 2013, subject to customary closing conditions.

Morgan Stanley, J.P. Morgan, BofA Merrill Lynch, RBC Capital Markets and Wells Fargo Securities are acting as initial purchasers of the notes.

The notes will mature on November 1, 2018, unless repurchased or converted in accordance with their terms prior to such date. Prior to July 1, 2018, the notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of ServiceNow common stock, cash or a combination of cash and shares of ServiceNow common stock, at the election of ServiceNow.

Holders of the notes will have the right to require ServiceNow to repurchase all or a portion of their notes at 100 percent of their principal amount, plus accrued and unpaid special interest, if any, upon the occurrence of a fundamental change (as defined in the indenture relating to the notes). ServiceNow will also be required to increase the conversion rate for holders who convert their notes in connection with certain fundamental changes occurring prior to the maturity date.

The notes will have an initial conversion rate of 13.5357 shares of common stock per $1,000 principal amount of notes (which is subject to adjustment in certain circumstances). This represents an initial effective conversion price of approximately $73.88 per share. The initial conversion price represents a premium of approximately 37.5% to the $53.73 per share closing price of ServiceNow common stock on the New York Stock Exchange on November 6, 2013.

The notes will be senior unsecured, unsubordinated obligations of ServiceNow. The notes will not bear regular interest, and the principal amount of the notes will not accrete.

ServiceNow estimates that the net proceeds from the offering will be approximately $489.5 million (or approximately $563.0 million if the initial purchasers exercise their over-allotment option in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by ServiceNow. ServiceNow expects to use the net proceeds from the offering of the notes for general corporate purposes, including potential acquisitions and strategic transactions, and to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to ServiceNow from the sale of the warrant transactions). However, ServiceNow has no commitments with respect to any such acquisitions or investments at this time.

In connection with the offering of the notes, ServiceNow has entered into convertible note hedge transactions with one or more of the initial purchasers of the notes or their respective affiliates (the “hedge counterparties”). The convertible note hedge transactions are expected generally to reduce the potential dilution upon conversion of the notes and/or offset any cash payments ServiceNow is required to make in excess of the principal amount of converted notes in the event that the market price per share of ServiceNow common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions. ServiceNow has also entered into separate warrant transactions with the hedge counterparties. The warrant transactions could separately have a dilutive effect if the market price per share of ServiceNow common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrant transactions. The strike price of the warrant transactions will initially be $107.46 per share, which represents a premium of approximately 100% over the $53.73 per share closing price of ServiceNow common stock on November 6, 2013, and is subject to certain adjustments under the terms of the warrant transactions.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties have advised ServiceNow that they or their affiliates may enter into various derivative transactions with respect to ServiceNow common stock and/or purchase ServiceNow common stock concurrently with or shortly after the pricing of the notes. These activities could have the effect of increasing or reducing any decline in the price of ServiceNow common stock concurrently with or after the pricing of the notes. In addition, the hedge counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to ServiceNow common stock and/or purchasing or selling ServiceNow common stock or other securities linked to or referencing ServiceNow common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. In particular, such hedge modification transactions are likely to occur during any observation period for a conversion of notes or following any repurchase of notes by ServiceNow. This activity could also increase or avoid any decrease in the market price of ServiceNow common stock or the notes, which could affect the ability of holders of the notes to convert their notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares, if any, and value of the consideration that holders of notes will receive upon conversion of the notes.

If the initial purchasers exercise their option to purchase additional notes, ServiceNow may use the resulting additional proceeds of the sale of the additional notes and any additional warrants to pay the cost of entering into the additional convertible note hedge transactions and for general corporate purposes, including potential acquisitions and strategic transactions.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including any shares of ServiceNow common stock into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

The notes and the shares of common stock, if any, issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Use of forward looking statements:

This press release contains “forward-looking statements” including, among other things, statements relating to the expected use of proceeds from the offering. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not ServiceNow will consummate the offering, prevailing market conditions, the anticipated use of the proceeds of the offering, which could change as a result of market conditions or for other reasons, the impact of general economic, industry or political conditions in the United States or internationally, and whether the convertible note hedge and warrant transactions will become effective.

We undertake no obligation, and do not intend, to update these forward-looking statements after the date of this release.

CONTACT:
ServiceNow
Steve Schick, 408-961-2349
press@servicenow.com
or
Schwartz MSL
Kim McCrossen, 781-684-6253
servicenow@schwartzmsl.com
or
Investor Contact:
ir@servicenow.com